Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the ___ day of July, 2015 (the “Effective Date”), by and between Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), and _________________ (“Indemnitee”).
WHEREAS, at the request of the Company, Indemnitee currently serves as a director of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service; and
WHEREAS, as an inducement to Indemnitee to continue to serve as such director, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law; and
WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.Definitions. For purposes of this Agreement:
(a)“Adjudged” shall mean adjudged finally by a court or arbitral or other authority of competent jurisdiction.
(b)“Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least a majority of the members of the Board of Directors of the Company (the “Board”) in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) at any time, a majority of the members of the Board are not comprised of (A) individuals who were directors as of the Effective Date and/or (B) individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election for nomination for election was previously so approved.
(c)“Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.
(e)“Enterprise” means any foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which a majority of the voting power or equity interest is owned directly or indirectly by the Company.
(f)“Expenses” means any and all disbursements or expenses incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding, including, without limitation, reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees. Expenses shall also include (i) expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company and (iii) expenses incurred by Indemnitee in establishing or enforcing his right to indemnification or reimbursement under this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.
(g)“Independent Counsel” means a law firm, or a member of a law firm, with significant experience in matters of corporation law and neither is, nor in the past five years preceding the date of selection has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.
(h)“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution procedure, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party or otherwise, by reason of any action taken by or omission by Indemnitee, or of any action or omission on Indemnitee’s part, in each case in or in connection with Indemnitee’s Corporate Status and whether or not acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. The term “Proceeding” shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration or appeal of, and the giving of testimony in or related to, any such threatened, pending or completed claim, action, suit or proceeding.
Section 2.Services by Indemnitee. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve or continue to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

Section 3.General. The Company shall indemnify, hold harmless and exonerate, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Delaware law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement and the Company’s Certificate of Incorporation and Bylaws, as well as any additional indemnification permitted or available under Section 145 the Delaware General Corporation Law (the “DGCL”).
Section 4.Indemnification.
(a)If Indemnitee is, or is threatened to be, made a party to any Proceeding, other than a Proceeding by or in the right of the Company, the Company shall indemnify, hold harmless and exonerate Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
(b)If Indemnitee is, or is threatened to be, made a party to any Proceeding by or in the right of the Company, the Company shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4(b) in respect of any claim, issue or matter as to which Indemnitee shall have been Adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.
Section 5.Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:
(a)indemnification hereunder if Indemnitee is Adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee;
(b)indemnification or advance of Expense hereunder not permitted under applicable law, statute or rule;
(c)indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee unless: (i) the Proceeding was brought to establish or enforce indemnification rights under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s Certificate of Incorporation or Bylaws, a duly adopted resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise;
(d)indemnification or advance of Expenses hereunder in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;
(e)subject to Section 14, indemnification or advance of Expenses hereunder in connection with any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision or any other source; or

(f)indemnification or advance of Expenses hereunder for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).
Section 6.Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification as permitted or required by any applicable law or regulation.
Section 7.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by law for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8.Advance of Expenses for a Party. If Indemnitee was, is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion (if any) of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Advances shall be interest-free and unsecured. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. This Section 8 shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 5.
Section 9.Indemnification and Advance of Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was, is or may be made a witness or otherwise asked to participate in any Proceeding by reason of his or her Corporate Status, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Advances shall be interest-free and unsecured.

Section 10.Procedure for Determination of Entitlement to Indemnification.
(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board, which approval will not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting entirely of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by a majority of the Disinterested Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.
(c)The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.
Section 11.Presumptions and Effect of Certain Proceedings.
(a)In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not of itself (except as otherwise expressly provided in this Agreement) create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
(c)The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

(d)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if, among other things and without limitation, Indemnitee’s action is based on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any other Enterprise, prepared or presented by an officer or employee of the Company or any Enterprise whom Indemnitee reasonably believed to be reliable and competent in the matters presented, by a lawyer, certified public accountant, appraiser or other person or expert, as to a matter which Indemnitee reasonably believed to be within the person’s professional or expert competence, or, if Indemnitee was serving on the Board of the Company or as a member of any similar body of any Enterprise, by a committee of the Board or such other body on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee meet, or be presumed to have met, the applicable standard of conduct set forth in this Agreement.
(e)For purposes of this Agreement, Indemnitee shall be presumed to have been wholly successful with respect to any Proceeding if such Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) it being Adjudged that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) it being Adjudged that an act or omission of Indemnitee was material to the matter giving rise to the Proceeding and was (A) committed in bad faith or (B) the result of Indemnitee’s gross negligence or active and deliberate dishonesty, (v) it being Adjudged that Indemnitee actually received an improper personal benefit in money, property or services and/or (vi) with respect to any criminal proceeding, it being Adjudged that Indemnitee had reasonable cause to believe the act or omission was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
Section 12.Remedies of Indemnitee.
(a)If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 or Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Certificate of Incorporation or Bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Delaware law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, the Company may not refer to or introduce into evidence any determination pursuant to Section 10(b) of this Agreement adverse to Indemnitee for any purpose and any judicial proceeding or arbitration commenced pursuant to this Article 12 shall be conducted in all respects as a de novo trial or arbitration. The Company shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
(c)If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.
(d)In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to advancement from the Company, and shall be indemnified and held harmless by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration in accordance with this Agreement (unless such judicial proceeding or arbitration was brought by Indemnitee in bad faith or through active or deliberate dishonesty).
Section 13.Defense of the Underlying Proceeding.
(a)Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder using a law firm of the Company’s choice, subject to the prior written approval of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Company shall notify Indemnitee in writing of any such decision to defend within 30 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with Indemnitee's defense of such Proceeding other than as provided in Section 13(c) below. Indemnitee shall have the right to retain a separate law firm in any such Proceeding at Indemnitee’s sole expense (which expenses, for the avoidance of doubt, are not reimbursable nor indemnified hereunder). The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld, conditioned or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement, a Proceeding by or in the right of the Company or in the case of clause (ii) of Section 13(c).
(c)Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party (i) Indemnitee reasonably concludes, based upon an opinion of Indemnitee’s counsel approved by the Company, the approval of which by the Company shall not be unreasonably withheld, conditioned or delayed, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes based upon an opinion of Indemnitee’s counsel approved by the Company, the approval of which by the Company shall not be unreasonably withheld, conditioned or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company in defense of such Proceeding, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject, except in the case of (ii) or (iii) above, to the prior approval of the Company, which shall not be unreasonably withheld, conditioned or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 14.Jointly Indemnifiable Claims.
(a)Given that certain Jointly Indemnifiable Claims may arise, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall use best efforts to cause any Enterprise to (i) be fully and primarily responsible for, and be the indemnitor of first resort with respect to, payment to or payment on behalf of the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, irrespective of any right of recovery the Indemnitee may have from the Third-Party Indemnitors, and (ii) be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, judgments, fines, penalties and amounts paid in settlement to the maximum extent permitted by applicable law and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Third-Party Indemnitors. Under no circumstance shall the Company or any Enterprise be entitled to, and the Company hereby irrevocably waives, relinquishes and releases, any claims against the Third-Party Indemnitors for subrogation, contribution or recovery of any kind and no right of advancement or recovery the Indemnitee may have from the Third-Party Indemnitors shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Enterprise. The Company further agrees that no advancement or payment by any Third-Party Indemnitor on behalf of Indemnitee with respect to any Proceeding for which Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Third-Party Indemnitor(s) shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and the Indemnitee agree that each of the Third-Party Indemnitors shall be third-party beneficiaries with respect to this Section 14 entitled to enforce this Section 14 as though each such Third-Party Indemnitor were a party to this Agreement.
(b)To the fullest extent permitted by law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
(c)For purposes of this Agreement “Third-Party Indemnitor” means any person or entity that has or may in the future provide to the Indemnitee any indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance benefits other than (i) the Company, (ii) any Enterprise and (iii) any entity or entities through which the Company maintains liability insurance applicable to the Indemnitee.
(d)For purposes of this Agreement, “Jointly Indemnifiable Claims” shall mean any Proceeding for which the Indemnitee shall be entitled to indemnification, advancement of expenses or insurance from (i) the Company and/or any Enterprise pursuant to this Agreement, the Certificate of Incorporation or Bylaws or other governing documents of the Company or any Enterprise, any agreement or a resolution of the stockholders of the Company entitled to vote generally in the election of directors or of the Board, or otherwise, on the one hand, and (ii) any Third-Party Indemnitor pursuant to any agreement between any Third-Party Indemnitor and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Third-Party Indemnitor and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Third-Party Indemnitor, on the other hand.

Section 15.Non-Exclusivity; Survival of Rights; Subrogation.
(a)The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws or other governing documents of the Company or any Enterprise, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in or by reason of his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
(b)Except as set forth in Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(c)Notwithstanding anything to the contrary contained herein, this Agreement shall survive the death, disability or incapacity of Indemnitee or the termination of Indemnitee’s service as a director or officer of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
Section 16.Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of his Corporate Status or by reason of alleged actions or omissions by Indemnitee in such capacity and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his Corporate Status or by reason of alleged actions or omissions by Indemnitee in such capacity. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
Section 17.Coordination of Payments. Except as set forth in Section 14, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 18.Reports to Stockholders. To the extent required by the DGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 19.Duration of Agreement; Binding Effect.
(a)This Agreement shall be effective as of the Effective Date and may apply to acts or omissions of Indemnitee taken in or in connection with Indemnitee’s Corporate Status which occurred prior to such date if Indemnitee was an officer, director, employee or agent of the Company or was a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise at the time such act or omission occurred.
(b)This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).
(c)The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e)The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
Section 20.Section 409A. [It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred, and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.]

Section 21.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 22.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
Section 23.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 24.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 25.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)If to Indemnitee, to the address set forth on the signature page hereto.
(b)If to the Company, to:
Town Sports International Holdings, Inc.
5 Penn Plaza
New York, NY 10001
Attention: David M. Kastin, Esq. - General Counsel
Facsimile: (212) 664-1704
Email: David.Kastin@tsiclubs.com

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 26.Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws rules.
Section 27.Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
TOWN SPORTS INTERNATIONAL
HOLDINGS, INC.:

By: ________________________________
Name:
Title:

INDEMNITEE:

____________________________________
Name:
Address:

EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
The Board of Directors of Town Sports International Holdings, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the ___ day of March, 2015, by and between Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good belief that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith, gross negligence or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of gross negligence, active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful or (4) I am otherwise determined not to be have been entitled to be indemnified against such Expenses under the Agreement, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ____________________, 20____.

___________________________________________________
Name:
Address: